Exhibit 10.48

AMENDMENT TO

AGREEMENT AND PLAN OF MERGER

This AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this “Amendment”) is entered into as of December 16, 2010, by and among American Assets Trust, Inc., a Maryland corporation (the “REIT”), and the parties identified on Schedule I hereto (each a “Forward REIT Merger Entity” and, collectively the “Forward REIT Merger Entities”). The REIT and the Forward REIT Merger Entities are referred to herein from time to time individually as a “Party” and collectively as the “Parties.” Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Merger Agreement (as defined below).

RECITALS

WHEREAS, the REIT desires to consolidate the ownership of a portfolio of properties currently owned, directly or indirectly, by the American Assets Entities, pursuant to the Formation Transactions, which relate to the proposed initial public offering (the “IPO”) of the REIT Shares;

WHEREAS, on September 13, 2010, in connection with the Formation Transactions and the IPO, the Parties entered into the Agreement and Plan of Merger, pursuant to which the Forward REIT Merger Entities agreed to merge with and into the REIT (the “Merger Agreement”);

WHEREAS, pursuant to the Merger Agreement, “Excluded Assets” of each Forward REIT Merger Entity will be distributed or paid out to the holders of Forward REIT Merger Entity Interests prior to, or as soon as possible after, the Closing;

WHEREAS, the Parties wish to amend the Merger Agreement to clarify the method of calculating “Excluded Assets” set forth in Schedule 5.03 of the Merger Agreement;

WHEREAS, the Parties wish to clarify the definition of “Actual Balance” included in Schedule III to the Merger Agreement to clarify that consideration payable to each holder of Forward REIT Merger Entity Interests pursuant to the Merger Agreement shall not be reduced twice to the extent that certain assumption fees and related expenses and certain prepayment penalties and related expenses relating to Existing Loans are paid by the Forward REIT Merger Entities or any Subsidiary thereof;

WHEREAS, Section 8.16 of the Merger Agreement provides that the Merger Agreement may be amended by appropriate instrument, without the consent of any Forward REIT Merger Entity, at any time prior to the Closing Date; provided, that no such amendment, modification or supplement may be made that alters the amount or changes the form of the consideration to be delivered to the Forward REIT Merger Entities, without the prior written consent of the Forward REIT Merger Entity in the event that the Forward REIT Merger Entity would be adversely affected by such proposed amendment, modification or supplement;

WHEREAS, this Amendment does not adversely affect the amount of or change the form of the consideration to be delivered to any of the Forward REIT Merger Entities; and

WHEREAS, the holders of Forward REIT Merger Entity Interests have granted a power of attorney to the REIT authorizing the REIT to enter into this Amendment on behalf of the Forward REIT Merger Entities.

NOW, THEREFORE, in consideration of the respective covenants and promises contained herein and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties agree as follows:

1. Excluded Assets. The second sentence of Schedule 5.03 of the Merger Agreement is hereby deleted and replaced with the following sentence:

““Net Working Capital” means the greater of (a) current assets minus current liabilities of the relevant entity as of a date, chosen by the REIT, within forty five (45) days prior to the date of the preliminary prospectus used in the IPO roadshow or (b) current assets minus current liabilities of the relevant entity as of the Closing Date.”

2. Actual Balance. The following sentence is hereby inserted at the end of the current definition of “Actual Balance” in Schedule III of the Merger Agreement:

“For the sake of clarity, “Actual Balance” shall not be deemed to include, with respect to any Existing Loan to be assumed, prepaid, repaid or refinanced in connection with the Formation Transactions, assumption fees and related expenses or prepayment penalties and related expenses applicable to such Existing Loan, to the extent such fees and expenses are paid at or prior to the Closing by the Forward REIT Merger Entities or any Subsidiary thereof (other than payments made by American Assets, Inc. on behalf of American Assets Entities in which American Assets, Inc. does not have a direct or indirect Forward REIT Merger Entity Interest and for which American Assets, Inc. will be reimbursed by the REIT) and the ultimate effect of inclusion thereof in the definition of “Actual Balance” would be to double-count the amount of such fees and expenses in the calculation of Equity Value and Net Working Capital.”

3. Full Force and Effect. Except as explicitly modified or amended pursuant to this Amendment, the Merger Agreement shall remain unmodified and in full force and effect.

4. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of California, regardless of any laws that might otherwise govern under applicable principles of conflicts of laws thereof.

5. Counterparts. This Amendment may be executed in one or more counterparts, each of which is an original, but all of which together constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have executed this Amendment to the Merger Agreement as of the date first above written.

AMERICAN ASSETS TRUST, INC., a Maryland corporation

By:	/s/ John W. Chamberlain
Name:	John W. Chamberlain
Title:	President

EACH FORWARD REIT MERGER ENTITY LISTED ON SCHEDULE I HERETO

By:	AMERICAN ASSETS TRUST, INC., a Maryland corporation
Its:	Attorney-in-Fact

By:	/s/ John W. Chamberlain
Name:	John W. Chamberlain
Title:	President

[Signature Page to Amendment to Agreement and Plan of Merger [Forward REIT Merger]]

Schedule I

FORWARD REIT MERGER ENTITIES

1.	Pacific Stonecrest Assets, Inc.
2.	Pacific National City Assets, Inc.
3.	Western Assets, Inc.
4.	Pacific Towne Centre Assets, Inc.
5.	Pacific Oceanside Assets, Inc.
6.	Pacific San Jose Assets, Inc.
7.	KMBC Assets, Inc.
8.	Hero Retail, Inc.
9.	Pacific Sorrento Valley Assets I, Inc.
10.	Pacific Sorrento Mesa Assets, Inc.
11.	Beach Walk Assets, Inc.
12.	ICW Plaza, Inc. [d/b/a Delaware ICW Plaza, Inc.]
13.	ICW Valencia, Inc.
14.	Pacific Torrey Reserve Assets, Inc.
15.	Landmark Assets, Inc.
16.	Landmark One Market, Inc.
17.	Pacific Novato Assets, Inc.
18.	Waikele Center Assets, Inc.